00064233TCF|TCB|C01|CUS|C0000282294|TRNFR|0656|00266012||||

COMMON STOCK



COMMON STOCK

NUMBER
TCF 64233

SHARES
1

INCORPORATED UNDER
THE LAWS OF
THE STATE OF DELAWARE

SEE REVERSE FOR
CERTAIN DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE
IN NEW YORK, NY OR BOSTON, MA

SPECIMEN

TCF FINANCIAL CORPORATION

THIS CERTIFIES THAT

CUSIP 872275 10 2

COMPUTERSHARE SHAREHOLDER SERVICES
INC
SPECIMEN CERTIFICATE
250 ROYALL ST
CANTON MA 02021

************1*****
*************1****
**************1***
***************1**
****************1*

ONE

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

TCF Financial Corporation, a corporation incorporated under the laws of the State of Delaware, transferable on the books of TCF Financial Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares of Common Stock represented hereby are issued and shall be held subject to the laws of the State of Delaware and the Certificate of Incorporation and Bylaws of TCF Financial Corporation, as amended (copies of which are on file with the Transfer Agent). This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, TCF Financial Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and sealed with the facsimile seal of TCF Financial Corporation.

Dated: 23-APR-2009

TCF FINANCIAL CORPORATION
INCORPORATED
1987
DELAWARE

COUNTERSIGNED AND REGISTERED
EquiServe Trust Company, N.A.
TRANSFER AGENT
AND REGISTRAR
BY
AUTHORIZED OFFICER

SECRETARY

CHAIRMAN OF THE BOARD
AND CHIEF EXECUTIVE OFFICER

TCF FINANCIAL CORPORATION

The Corporation will furnish without charge to each stockholder who so requests a description of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Requests should be directed to Secretary, TCF Financial Corporation, 801 Marquette Avenue, Suite 302, Minneapolis, Minnesota 55402.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT— .... Custodian ....
(Cust) (Minor)
under Uniform Gifts to Minors
Act ....
(State)

Additional abbreviations may also be used though not in the above list.

For value received ________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____

____

(Please print or typewrite name and address including postal zip code of assignee)

____

____

____ Shares

of the Common Stock represented by this Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________________ 19____

____

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

____

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

SPECIMEN

EquiServe Trust Company, N.A. is the successor Rights Agent to the above-referenced Agreement